Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS
Oak Brook, IL – February 17, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2014.
FINANCIAL RESULTS
For the quarter ended December 31, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $62.7 million, or $0.27 per share, compared to $70.7 million, or $0.30 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $61.2 million, or $0.26 per share, compared to $71.8 million, or $0.30 per share, for the same period in 2013;

▪	Net income attributable to common shareholders of $23.5 million, or $0.10 per share, compared to $34.7 million, or $0.15 per share, for the same period in 2013.
For the year ended December 31, 2014, the Company reported:

▪	Operating FFO of $257.2 million, or $1.09 per share, compared to $246.8 million, or $1.05 per share, for 2013;

▪	FFO of $255.7 million, or $1.08 per share, compared to $266.7 million, or $1.14 per share, for 2013;

▪	Net income attributable to common shareholders of $33.9 million, or $0.14 per share, compared to $4.2 million, or $0.02 per share, for 2013.
OPERATING RESULTS
For the quarter ended December 31, 2014, the Company’s portfolio results were as follows:

▪
1.3% increase in same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 94.6% at December 31, 2014, up 90 basis points from 93.7% at September 30, 2014 and December 31, 2013;

▪
Total portfolio percent leased, including leases signed but not commenced: 95.6% at December 31, 2014, up 60 basis points from 95.0% at September 30, 2014 and up 90 basis points from 94.7% at December 31, 2013;

▪
Retail portfolio percent leased, including leases signed but not commenced: 95.4% at December 31, 2014, up 70 basis points from 94.7% at September 30, 2014 and up 100 basis points from 94.4% at December 31, 2013;

▪	732,000 square feet of retail leasing transactions comprised of 139 new and renewal leases;

▪	Positive comparable cash leasing spreads of 2.0%.

For the year ended December 31, 2014, the Company’s portfolio results were as follows:

▪	3.3% increase in same store NOI over the comparable period in 2013;

▪	3,965,000 square feet of retail leasing transactions comprised of 711 new and renewal leases;

▪	Positive comparable cash leasing spreads of 5.3%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“RPAI posted another exceptional year, meeting or exceeding our financial, operational and transactional objectives,” stated Steve Grimes, president and chief executive officer. “Looking forward, we expect 2015 to be a year of significant progress for the Company in which we will substantially improve our concentration in our target markets and proactively address longer term risks to our tenant base through the strategic remerchandising of anchor space, all while continuing to enhance our balance sheet strength and flexibility. We are off to a very strong start, with the announcement of nearly $375 million of acquisition activity that has already closed or been placed under contract.”
2014 INVESTMENT ACTIVITY
In 2014, the Company continued to make substantial progress refining its portfolio with total transaction activity of $613.3 million, including the Company’s pro rata share of unconsolidated joint ventures, consisting of $289.6 million of acquisitions and $323.7 million of dispositions.
Acquisitions
In 2014, the Company completed $289.6 million of acquisitions, including the Company’s pro rata share of unconsolidated joint ventures. During the quarter, the Company acquired Avondale Plaza (“Avondale”) through an off-market negotiation, on an unencumbered basis, for a gross purchase price of $15.1 million. Avondale is a 39,000 square foot grocery-anchored shopping center located in the Seattle Metropolitan Statistical Area (“MSA”). The property is 100% occupied and is anchored by PCC Natural Markets, a certified organic grocer.
Additionally, during the quarter, the Company acquired a parcel at one of its existing power centers, on an unencumbered basis, for a gross purchase price of $5.8 million. The 44,000 square foot parcel is located at Lakewood Towne Center in the Seattle MSA and is occupied by Marshalls, Dollar Tree and Great Clips.
Dispositions
In 2014, the Company completed $323.7 million of dispositions, of which $154.3 million closed in the fourth quarter. During the quarter, the Company sold 14 assets which included seven non-strategic multi-tenant retail assets for $117.7 million, six single-user retail assets for $25.1 million and one industrial asset for $11.5 million. Subsequent to year end, the Company sold one office asset, which was classified as held for sale at December 31, 2014, for $17.2 million.
2015 ACQUISITION ACTIVITY
In 2015, the Company has continued to execute on its investment strategy of acquiring high quality, multi-tenant retail assets in its target markets, with total acquisitions closed or under contract of $373.1 million. These assets are located in the Washington, D.C., Austin and Seattle MSAs, strengthening the Company’s multi-tenant retail footprint in its target markets by 847,000 square feet. The properties possess strong demographic profiles, with weighted average household income of $135,000 and weighted average population of 105,000 within a three-mile radius.
Washington, D.C. MSA
As previously announced, subsequent to year end, the Company acquired the retail portion of Downtown Crown, Merrifield Town Center and Fort Evans Plaza II, all on an unencumbered basis, for a gross purchase price of $284.3 million. In addition, the Company entered into a purchase agreement to acquire Tysons Corner (“Tysons”) through an off-market negotiation, on an unencumbered basis, for a gross purchase price of $31.7 million. Tysons is comprised of 38,000 square feet and is anchored by Golfsmith, with national fast-casual tenant offerings including, Chipotle, Chick-fil-A and Roti. The property sits in an affluent and dense trade area and is adjacent to the Silver Line Metrorail. The transaction is expected to close during the first quarter of 2015, subject to satisfaction of customary closing conditions.

As a result of these transactions, the Company will own three million square feet in the Washington, D.C./Baltimore MSAs, with strong portfolio trade area demographics, including weighted average household income of $110,000 and weighted average population of 99,000 within a three-mile radius.
Austin and Seattle MSAs
The Company entered into a purchase agreement to acquire Cedar Park Town Center (“Cedar Park”), on an unencumbered basis, for a gross purchase price of $39.1 million. Cedar Park is a 182,000 square foot community center located in the Austin MSA. The property is situated at the intersection of two major freeways, with visibility and access to more than 73,000 vehicles per day. Cedar Park is shadow-anchored by Costco and is 94.5% occupied and leased to an impressive mix of national and regional retail tenants, including At Home, Chipotle, BJ’s Brewhouse and In-N-Out Burger. The transaction is expected to close during the first quarter of 2015, subject to satisfaction of customary closing conditions.
In addition, the Company entered into a purchase agreement to acquire a grocery-anchored shopping center in the Seattle MSA through an off-market negotiation, on an unencumbered basis, for a gross purchase price of $18.0 million. The transaction is expected to close during the second quarter of 2015, subject to satisfaction of customary closing conditions.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2014, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.8x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.1x. Consolidated indebtedness had a weighted average contractual interest rate of 5.03% and a weighted average maturity of 4.3 years.
During 2014, the Company executed on significant capital markets initiatives, including the following:

▪	In January, received its first investment grade credit rating of (P)Baa3 with a stable outlook from Moody’s Investors Service;

▪
In May, closed its inaugural private placement unsecured notes offering to institutional investors by issuing $250 million of senior unsecured notes, consisting of $150 million of notes with a ten-year term, priced at a fixed interest rate of 4.58%, and $100 million of notes with a seven-year term, priced at a fixed interest rate of 4.12%, resulting in a weighted average fixed interest rate of 4.40%;

▪	In October, received its second investment grade credit rating of BBB- with a stable outlook from Standard and Poor’s Ratings Services;

▪
Throughout 2014, repaid and defeased $179.5 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.08%, of which $4.8 million was defeased in the fourth quarter, with a contractual interest rate of 7.50%.

2015 EARNINGS GUIDANCE
The Company expects to generate Operating FFO per share of $0.97 - $1.01 in 2015, as detailed below:

▪
Generate same store NOI growth of 0.0% - 2.0%. The Gateway, an asset which was impaired below the debt balance in the third quarter of 2014, and Towson Circle, a pending redevelopment asset in the Baltimore MSA, have been removed from the Company’s same store portfolio effective January 1, 2015. The Company expects 2015 same store NOI growth to be negatively impacted by approximately 150 - 200 basis points due to the downtime associated with strategic remerchandising activities, which will significantly reduce the Company’s exposure to several watch list tenants;

▪	Acquire approximately $400 - $450 million of strategic acquisitions in the Company’s target markets;

▪	Dispose of approximately $500 million of non-core and non-strategic assets;

▪	Incur approximately $40 - $42 million of general and administrative expenses, primarily as a result of higher compensation expense; and

▪	Issue $250 million of unsecured debt capital during the first half of 2015.
The following table reconciles the Company’s reported 2014 Operating FFO to the Company’s 2015 Operating FFO guidance range.

	Low	High
2014 Operating FFO per common share outstanding	$1.09	$1.09

Same store NOI, excluding the impact of strategic remerchandising activities	0.03	0.05
Same store NOI related to strategic remerchandising activities	(0.03)	(0.02)
Total same store NOI	0.00	0.03

Non-cash items(1)	(0.02)	(0.02)
General and administrative expenses	(0.03)	(0.02)
Lease termination fee income(2)	(0.01)	(0.01)
The Gateway, redevelopment and development assets(3)	(0.02)	(0.02)
Impact of 2014 investment activity(4)	(0.03)	(0.03)
Impact of 2015 investment activity(4)	(0.01)	(0.01)
2015 estimated Operating FFO per common share outstanding	$0.97	$1.01

(1)
The Company expects non-cash items, which include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense to total approximately $(0.8) - $(1.3) million in 2015

(2)	The Company has not forecasted any lease termination fee income for 2015

(3)
NOI from The Gateway, the two pending redevelopment assets (Boulevard at the Capital Centre and Towson Circle) and Bellevue, one of the Company's development assets, is expected to be approximately $4.0 million lower in 2015 than 2014

(4)	Reflects the relative timing of acquisitions and dispositions during the year
DIVIDEND
On February 10, 2015, the Company’s Board of Directors declared the first quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning January 1, 2015, which will be paid on March 31, 2015, to preferred shareholders of record on March 20, 2015.
On February 10, 2015, the Company’s Board of Directors also declared the first quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on April 10, 2015, to Class A common shareholders of record on March 27, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast, on Wednesday, February 18, 2015 at 11:00 AM EST, to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EST) on February 18, 2015, until midnight (EST) on March 1, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13598199.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2014, the Company owned 208 retail operating properties representing 30.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO. The Company believes that, subject to the following limitations, FFO provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.

The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO. The Company believes that Operating FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO does not represent an alternative to “Net Income” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI represents NOI from the Company’s same store portfolio consisting of 197 operating properties acquired or placed in service and stabilized prior to January 1, 2013. NOI from Other Investment Properties represents NOI primarily from properties acquired during 2013 and 2014, the Company’s development properties, a property where the Company began activities during 2014 in anticipation of a future redevelopment, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. The Company believes that Same Store NOI and NOI from Other Investment Properties are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,195,369	$1,174,065
Building and other improvements	4,442,446	4,586,657
Developments in progress	42,561	43,796
	5,680,376	5,804,518
Less accumulated depreciation	(1,365,471)	(1,330,474)
Net investment properties	4,314,905	4,474,044

Cash and cash equivalents	112,292	58,190
Investment in unconsolidated joint ventures	—	15,776
Accounts and notes receivable (net of allowances of $7,497 and $8,197, respectively)	86,013	80,818
Acquired lease intangible assets, net	125,490	129,561
Assets associated with investment properties held for sale	33,640	8,616
Other assets, net	131,520	110,571
Total assets	$4,803,860	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $3,972 and $1,175, respectively, and unamortized discount of $(470) and $(981), respectively)	$1,634,465	$1,684,633
Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	—	165,000
Accounts payable and accrued expenses	61,129	54,457
Distributions payable	39,187	39,138
Acquired lease intangible liabilities, net	100,641	91,881
Liabilities associated with investment properties held for sale	8,203	6,603
Other liabilities	70,860	77,030
Total liabilities	2,614,485	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of December 31, 2014 and 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,602 and 236,302 shares issued and outstanding as of December 31, 2014 and 2013, respectively	237	236
Additional paid-in capital	4,922,864	4,919,633
Accumulated distributions in excess of earnings	(2,734,688)	(2,611,796)
Accumulated other comprehensive loss	(537)	(738)
Total shareholders' equity	2,187,881	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,189,375	2,308,834
Total liabilities and equity	$4,803,860	$4,877,576

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$119,592	$113,400	$474,684	$433,591
Tenant recovery income	29,633	28,148	115,719	101,962
Other property income	4,306	9,141	10,211	15,955
Total revenues	153,531	150,689	600,614	551,508

Expenses:
Property operating expenses	24,492	23,613	96,798	89,067
Real estate taxes	20,718	18,574	78,773	71,191
Depreciation and amortization	52,385	60,134	215,966	222,710
Provision for impairment of investment properties	11,825	32,303	72,203	59,486
General and administrative expenses	11,435	8,370	34,229	31,533
Total expenses	120,855	142,994	497,969	473,987

Operating income	32,676	7,695	102,645	77,521

Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net (a)	(645)	(510)	(2,088)	(1,246)
Gain on sale of joint venture interest	—	17,499	—	17,499
Gain on change in control of investment properties	—	5,435	24,158	5,435
Interest expense	(32,743)	(34,440)	(133,835)	(146,805)
Other income, net	76	595	5,459	4,741
(Loss) income from continuing operations	(636)	(3,726)	597	(42,855)

Discontinued operations:
Income (loss), net	—	6,169	(148)	9,396
Gain on sales of investment properties	—	34,644	655	41,279
Income from discontinued operations	—	40,813	507	50,675
Gain on sales of investment properties	26,501	—	42,196	5,806
Net income	25,865	37,087	43,300	13,626
Net income attributable to the Company	25,865	37,087	43,300	13,626
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$23,502	$34,724	$33,850	$4,176

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.10	$(0.03)	$0.14	$(0.20)
Discontinued operations	—	0.18	—	0.22
Net income per common share attributable to common shareholders	$0.10	$0.15	$0.14	$0.02

Weighted average number of common shares outstanding - basic	236,204	236,151	236,184	234,134

Weighted average number of common shares outstanding - diluted	236,207	236,151	236,187	234,134

(a)
Reported amounts include our loss attributable to our ownership interests in our Oak Property and Casualty, MS Inland, RioCan and Hampton unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

Retail Properties of America, Inc.
Funds From Operations (FFO) and Operating FFO (a)
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income attributable to common shareholders	$23,502	$34,724	$33,850	$4,176
Depreciation and amortization	52,385	61,791	216,676	241,152
Provision for impairment of investment properties	11,825	32,893	72,203	92,319
Gain on sales of investment properties (b)	(26,501)	(57,578)	(67,009)	(70,996)
FFO	$61,211	$71,830	$255,720	$266,651

FFO per common share outstanding	$0.26	$0.30	$1.08	$1.14

FFO	$61,211	$71,830	$255,720	$266,651
Impact on earnings from the early extinguishment of debt, net	1,494	2,869	10,479	(15,914)
Joint venture investment impairment	—	—	—	1,834
Reversal of excise tax accrual (c)	—	—	(4,594)	—
Provision for hedge ineffectiveness	25	(21)	12	(912)
Gain on extinguishment of other liabilities	—	(3,511)	(4,258)	(3,511)
Other	—	(432)	(199)	(1,349)
Operating FFO	$62,730	$70,735	$257,160	$246,799

Operating FFO per common share outstanding	$0.27	$0.30	$1.09	$1.05

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(b)
Gain on sales of investment properties for the year ended December 31, 2014 includes the gain on change in control of investment properties of $24,158 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014. Gain on sales of investment properties for the year ended December 31, 2013 includes the gain on sale of joint venture interest of $17,499 and the gain on change in control of investment properties of $5,435 recognized pursuant to the dissolution of our RioCan unconsolidated joint venture on October 1, 2013.

(c)	Included in "Other income, net" in the consolidated statements of operations.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties (197 properties):
Rental income	$100,280	$97,952	$395,800	$386,962
Tenant recovery income	24,997	24,356	96,130	91,295
Other property income	1,724	1,630	6,749	6,759
Other investment properties:
Rental income	17,823	15,023	72,734	46,287
Tenant recovery income	4,636	3,792	19,589	10,667
Other property income	194	113	795	286
Operating expenses:
Same store investment properties (197 properties):
Property operating expenses	(20,017)	(19,220)	(77,114)	(76,287)
Real estate taxes	(16,970)	(15,889)	(65,339)	(63,758)
Other investment properties:
Property operating expenses	(3,660)	(3,155)	(16,355)	(9,082)
Real estate taxes	(3,748)	(2,685)	(13,434)	(7,433)

NOI from continuing operations:
Same store investment properties	90,014	88,829	356,226	344,971
Other investment properties	15,245	13,088	63,329	40,725
Total NOI from continuing operations	105,259	101,917	419,555	385,696

Other income (expense):
Straight-line rental income, net	802	454	4,781	(381)
Amortization of acquired above and below market lease intangibles, net	861	93	2,076	976
Amortization of lease inducements	(174)	(122)	(707)	(253)
Lease termination fees	2,388	7,278	2,667	8,605
Straight-line ground rent expense	(955)	(1,211)	(3,889)	(3,486)
Amortization of acquired ground lease intangibles	140	93	560	93
Depreciation and amortization	(52,385)	(60,134)	(215,966)	(222,710)
Provision for impairment of investment properties	(11,825)	(32,303)	(72,203)	(59,486)
General and administrative expenses	(11,435)	(8,370)	(34,229)	(31,533)
Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net	(645)	(510)	(2,088)	(1,246)
Gain on sale of joint venture interest	—	17,499	—	17,499
Gain on change in control of investment properties	—	5,435	24,158	5,435
Interest expense	(32,743)	(34,440)	(133,835)	(146,805)
Other income, net	76	595	5,459	4,741
Total other expense	(105,895)	(105,643)	(418,958)	(428,551)

(Loss) income from continuing operations	(636)	(3,726)	597	(42,855)

Discontinued operations:
Income (loss), net	—	6,169	(148)	9,396
Gain on sales of investment properties	—	34,644	655	41,279
Income from discontinued operations	—	40,813	507	50,675
Gain on sales of investment properties	26,501	—	42,196	5,806
Net income	25,865	37,087	43,300	13,626
Net income attributable to the Company	25,865	37,087	43,300	13,626
Preferred stock dividends	(2,363)	(2,363)	(9,450)	(9,450)
Net income attributable to common shareholders	$23,502	$34,724	$33,850	$4,176

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended December 31,
	2014	2013

Net income attributable to common shareholders	$23,502	$34,724
Preferred stock dividends	2,363	2,363
Interest expense	32,743	34,440
Interest expense (discontinued operations)	—	364
Depreciation and amortization	52,385	60,134
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties	(26,501)	—
Gain on sales of investment properties (discontinued operations)	—	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	—	(5,435)
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Provision for impairment of investment properties	11,825	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$96,317	$105,073
Annualized	$385,268	$420,292

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	December 31, 2014	December 31, 2013

Total consolidated debt	$2,342,540	$2,306,068
Less: consolidated cash and cash equivalents	(112,292)	(58,190)
Net debt	$2,230,248	$2,247,878
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,365,248	$2,382,878
Net Debt to Adjusted EBITDA (a)	5.8x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA (a)	6.1x	5.7x

FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.53	$0.57
Depreciation and amortization	0.89	0.89
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.53)	(0.53)
FFO	$0.89	$0.93

Impact on earnings from the early extinguishment of debt, net	0.08	0.08
Provision for hedge ineffectiveness	—	—
Other	—	—
Operating FFO	$0.97	$1.01

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.